Exhibit 7

UNDERWRITING AGREEMENT

October 6, 2020

Brookfield International Limited

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Brookfield Renewable Corporation

250 Vesey Street, 15th Floor

New York, New York

10281

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Dear Sirs/Mesdames:

Re:     Secondary Offering of 4,055,000 Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation by Brookfield International Limited

Scotia Capital Inc. (“Scotia Capital”), RBC Dominion Securities Inc. (“RBC”), TD Securities Inc. (“TD Securities”), BMO Nesbitt Burns Inc. (“BMO”) and CIBC World Markets Inc. (“CIBC”, and collectively with Scotia Capital, RBC, TD Securities and BMO, the “Representatives”) and National Bank Financial Inc., Barclays Capital Canada Inc., HSBC Securities (Canada) Inc., Citigroup Global Markets Canada Inc., Credit Suisse Securities (Canada), Inc., Deutsche Bank Securities Inc., JP Morgan Securities Canada Inc., Merrill Lynch Canada Inc., Wells Fargo Securities Canada, Ltd., Desjardins Securities Inc., Industrial Alliance Securities Inc., Raymond James Ltd., BFIN Securities L.P. and Manulife Securities Incorporated (each of the foregoing, an “Underwriter”, and, collectively, the “Underwriters”) understand that through the Underwriters, Brookfield International Limited (the “Selling Securityholder”) proposes to sell (a) 4,055,000 Class A Exchangeable Subordinate Voting Shares (the “Exchangeable Shares”) of Brookfield Renewable Corporation (“BEPC”) and (b) up to 608,250 Additional Exchangeable Shares (as defined herein) pursuant to the Over-Allotment Option (as defined herein) (collectively, the “Offering”) having the attributes substantially as described in and contemplated by the Shelf Prospectus (as defined herein) and the Prospectus Supplement (as defined herein). Each Exchangeable Share is exchangeable at the option of the holder for one non-voting limited partnership unit (the “Units”) of Brookfield Renewable Partners L.P. (the “Partnership” and, together with BEPC, “Brookfield Renewable”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Renewable).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally (in accordance with the percentages set forth in Section 20.1) and not jointly offer to purchase from the Selling Securityholder, and the Selling Securityholder hereby agrees to sell to the Underwriters, all but not less than all of the Exchangeable Shares at a purchase price of $80.20 per Exchangeable Share (the “Offering Price”), for an aggregate purchase price of $325,211,000 (the “Purchase Price”). In addition, the Selling Securityholder hereby grants to the Underwriters the Over-Allotment Option (as defined herein) and agrees to sell to the Underwriters the Additional Exchangeable Shares on the same basis as the purchase of the Exchangeable Shares, to the extent that the Over-Allotment Option is exercised by the Underwriters. The Underwriters propose to distribute the Exchangeable Shares and the Additional Exchangeable Shares, if applicable, in each of the Qualifying Jurisdictions (as defined herein) pursuant to the Shelf Prospectus as to be supplemented by the Prospectus Supplement to be filed by the Partnership and BEPC in each of the Qualifying Jurisdictions in the manner contemplated by this Agreement. The Exchangeable Shares may also be offered and sold to, or for the account or benefit of, persons in the United States (as defined below) and U.S. Persons (as defined herein) on a private resale exempt basis in accordance with Schedule A attached hereto, which Schedule forms a part of this Agreement, and in compliance with U.S. Securities Laws (as defined herein) who the Underwriters reasonably believe to be Qualified Institutional Buyers (as defined herein). Brookfield Renewable and the Selling Securityholder understand that although this Agreement is presented on behalf of the Underwriters as purchasers, the Underwriters may arrange for substituted purchasers (the “Substituted Purchasers”) for the Exchangeable Shares in connection with private resales of such securities to, or for the account or benefit of, persons in the United States and U.S. Persons only in accordance with the provisions of Schedule B to this Agreement. Each Substituted Purchaser shall purchase Exchangeable Shares directly from the Selling Securityholder at the Offering Price, and to the extent that Substituted Purchasers purchase Exchangeable Shares, the obligations of the Underwriters to do so will be reduced by the number of Exchangeable Shares purchased by the Substituted Purchasers directly from the Selling Securityholder. Any reference in this Agreement hereafter to “purchasers” shall be taken to be a reference to the Underwriters, as the initial committed purchasers, and to the Substituted Purchasers, if any.

In consideration of the agreement of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) and the services rendered and to be rendered by the Underwriters in connection herewith, the Selling Securityholder agrees to pay the Underwriting Fee (as defined herein) to the Underwriters. Payment of the Purchase Price and the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by the Selling Securityholder will be made at the Closing Time (as defined herein) or the Over-Allotment Option Closing Time (as defined herein), as applicable, at the offices of Torys LLP in Toronto, Ontario against delivery by the Selling Securityholder of the Exchangeable Shares and Additional Exchangeable Shares, if applicable, with any transfer taxes payable in connection with the sale of such Exchangeable Shares and Additional Exchangeable Shares duly paid by the Selling Securityholder. All dollar amounts referred to herein are expressed in Canadian dollars and “$” shall mean Canadian dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement among each of the Selling Securityholder, BEPC, the Partnership and the Underwriters.

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)

“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by each of the Selling Securityholder, BEPC and the Partnership of this offer and not to any particular Section or other portion of this Agreement;

(b)	“Additional Exchangeable Shares” has the meaning ascribed thereto in Section 5.1 hereof;

(c)	“Additional Purchase Price” has the meaning ascribed thereto in Section 5.1 hereof;

(d)	“affiliate” has the meaning ascribed thereto under Canadian Securities Laws;

(e)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(j) hereof;

(a)	“Amendment” means, as applicable, any amendment to the Supplemented Prospectus or the U.S. Offering Memorandum;

(f)	“Applicable Indemnifying Party” has the meaning ascribed thereto in Section 18.3;

(g)	“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(h)	“BEPC” has the meaning ascribed thereto in the first paragraph of this Agreement;

(i)	“Bid Letter” means the letter agreement, dated October 5, 2020, between each of the Selling Securityholder, BEPC, the Partnership and the Representatives relating to the Offering;

(j)	“Bid Letter Time” means 4:30 p.m. eastern standard time on October 5, 2020, which was the time that the Bid Letter was signed;

(k)	“BRELP” means Brookfield Renewable Energy L.P.;

(l)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario;

(m)

“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to the BEPC and the Partnership;

(n)

“Closing Date” means October 13, 2020 or such earlier or later date, not later than October 27, 2020, as each of the Selling Securityholder, BEPC, the Partnership and the Underwriters may agree upon in writing;

(o)

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as each of the Selling Securityholder, BEPC, the Partnership and the Underwriters may agree upon in writing;

(p)	“Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)	the date on which all of the Exchangeable Shares and the Additional Exchangeable Shares, if any, have been sold by the Underwriters to the public; and

(ii)	30 days after the Closing Date;

(q)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(p) hereof;

(r)	“Exchanges” means the TSX and the NYSE;

(s)	“General Partner” means the general partner of the Partnership;

(t)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(n) hereof;

(u)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(p) hereof;

(v)	“IFRS” has the meaning ascribed thereto in Section 11.1(d) hereof;

(w)	“Indemnified Parties” has the meaning ascribed thereto in Section 18.1 hereof;

(x)	“Investment Company Act” has the meaning ascribed thereto in Section 11.1(w) hereof;

(y)	“marketing materials” has the meaning ascribed thereto in NI 41-101;

(z)

“material” or “materially”, when used in relation to (i) BEPC, means material in relation to BEPC and its subsidiaries on a consolidated basis, and (ii) the Partnership or the Partnership Entities, means material in relation to the Partnership Entities on a consolidated basis;

(aa)	“Material Adverse Effect” has the meaning ascribed thereto in Section 11.1(e) hereof;

(bb)	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Applicable Securities Laws;

(cc)	“Money Laundering Laws” has the meaning ascribed thereto in Section 11.1(ee);

(dd)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(ee)	“NI 44-102” means National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(ff)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators, as amended from time to time;

(gg)	“NYSE” means the New York Stock Exchange;

(hh)	“NYSE Rules” means the rules of the NYSE;

(ii)

“October 2020 Marketing Materials” means the following written documents that constitute the template versions of marketing materials that are required to be filed with the Securities Commissions in the Qualifying Jurisdictions in accordance with NI 44-102: the document dated October 5, 2020 entitled “Brookfield Renewable Corporation – Secondary Offering of Class A Exchangeable Subordinate Voting Shares – Term Sheet”;

(jj)	“OFAC” has the meaning ascribed thereto in Section 11.1(v) hereof;

(kk)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ll)	“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(mm)	“Over-Allotment Option” has the meaning ascribed thereto in Section 5.1 hereof;

(nn)	“Over-Allotment Option Closing Date” has the meaning ascribed thereto in Section 5.1 hereof;

(oo)	“Over-Allotment Option Closing Time” has the meaning ascribed thereto in Section 5.1 hereof;

(pp)	“Partnership” has the meaning ascribed thereto in the first paragraph of this Agreement;

(qq)	“Partnership Entities” means the Partnership and each of its controlled subsidiaries;

(rr)

“Prospectus Supplement” means the prospectus supplement of BEPC and the Partnership to be dated October 6, 2020 which, together with the Shelf Prospectus, will qualify the distribution of the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages);

(ss)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(tt)	“Purchased Exchangeable Shares” means, collectively, the Exchangeable Shares and the Additional Exchangeable Shares;

(b)	“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act;

(uu)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(vv)	“registration rights” has the meaning ascribed thereto in Section 11.1(dd) hereof;

(ww)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(j) hereof;

(xx)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(yy)	“REUs” means the redeemable limited partnership units of BRELP;

(zz)	“Rules and Regulations” means the rules and regulations of the SEC;

(aaa)	“Sanctioned Target” has the meaning ascribed thereto in Section 11.1(v) hereof;

(bbb)	“Scotia Capital” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ccc)	“SEC” means the U.S. Securities and Exchange Commission;

(ddd)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(eee)	“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS Clearing and Depository Services Inc.;

(fff)	“Selected Financial Information” has the meaning ascribed thereto in Section 6.1(c) hereof;

(ggg)	“Selling Securityholder” has the meaning ascribed thereto in the first paragraph of this Agreement;

(hhh)

“Selling Securityholder Information” means the information and statements contained in “Selling Securityholder” of the Supplemented Prospectus, on the cover page of the U.S. Offering Memorandum and any other information and statements contained in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment relating to the Selling Securityholder;

(iii)	“Series 5 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(jjj)	“Series 7 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(kkk)	“Series 8 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(lll)	“Series 9 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(mmm)	“Series 10 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(nnn)	“Series 11 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ooo)	“Series 12 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ppp)	“Series 13 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(qqq)	“Series 14 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(rrr)	“Series 15 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(sss)	“Series 16 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ttt)	“Series 17 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(uuu)	“Shelf Prospectus” means the (final) short-form base shelf prospectus of BEPC and the Partnership dated September 2, 2020 (in the English and French languages) filed with the Securities Commissions;

(vvv)

“Specially Designated National” means a person named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list;

(www)

“Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, filings with the Securities Commissions or other documents issued by BEPC and the Partnership after the date of this Agreement which are included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum;

(xxx)	“subsidiary” has the meaning ascribed thereto in NI 45-106;

(yyy)

“Supplemented Prospectus” means the Shelf Prospectus, as supplemented by the Prospectus Supplement, as may be amended from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, under the Canadian Securities Laws in all the Qualifying Jurisdictions;

(zzz)	“template version” has the meaning ascribed thereto in NI 41-101;

(aaaa)	“TMX Group” has the meaning ascribed thereto in Section 23.1 hereof;

(bbbb)	“TSX” means the Toronto Stock Exchange;

(cccc)	“Underwriters” has the meaning set forth in the first paragraph of this Agreement;

(dddd)	“Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $3.208 per Exchangeable Share or Additional Exchangeable Share, as applicable, subject to Section 2 hereof;

(eeee)	“Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ffff)	“U.S. Affiliate” has the meaning ascribed thereto in section 8.3 hereof;

(gggg)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(hhhh)

“U.S. Offering Memorandum” means the U.S. private offering memorandum of BEPC and the Partnership, including the Supplemented Prospectus, prepared for use in connection with the private offering of the Exchangeable Shares on a resale exempt basis in the United States and to U.S. Persons, in each case, to persons who are Qualified Institutional Buyers;

(iiii)	“U.S. Person” means a “U.S. person” as defined in Regulation S under the U.S. Securities Act;

(jjjj)	“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(kkkk)

“U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the U.S. Securities Act, the U.S. Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	Underwriting Fee

The Underwriting Fee payable by the Selling Securityholder to the Underwriters pursuant to the Offering shall be calculated based on all of the Purchased Exchangeable Shares purchased hereunder.

3	Filing of Prospectus Supplement and Related Matters

3.1	Each of BEPC and the Partnership represents and warrants that:

(a)

it is qualified (in the case of BEPC, pursuant to the exemption set forth in section 2.7(1) of National Instrument 44-101 – Short Form Prospectus Distributions and exemptive relief dated July 23, 2020 from the Ontario Securities Commission on behalf of each of the securities regulatory authorities in each of the Qualifying Jurisdictions) to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Purchased Exchangeable Shares; and

(b)

it has fulfilled all of the requirements to be fulfilled by it, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Prospectus Supplement, to enable the Purchased Exchangeable Shares to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

3.2

BEPC and the Partnership shall file the Prospectus Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, acting reasonably, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on October 6, 2020 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfill all legal requirements to enable the Purchased Exchangeable Shares to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province or territory in the Qualifying Jurisdictions.

4	Due Diligence

4.1

During the Distribution Period, prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents or any Amendment, the Selling Securityholder, BEPC and the Partnership shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents included or incorporated by reference therein.

4.2

During the Distribution Period, the Selling Securityholder, BEPC and the Partnership shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters, including to comply with Applicable Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Supplemented Prospectus and in any Amendment.

5	Over-Allotment Option

5.1

The Selling Securityholder hereby grants to the Underwriters, in the respective percentages set forth in Section 20 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 608,250 Exchangeable Shares (the “Additional Exchangeable Shares”) for the purchase price of $80.20 per Additional Exchangeable Share, being an aggregate purchase price of up to $48,781,650 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify the Selling Securityholder in writing not later than 5:00 p.m. (Toronto time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Exchangeable Shares to be purchased by the Underwriters and the date (the “Over-Allotment Option Closing Date”) and time at which such Additional Exchangeable Shares are to be purchased (the “Over-Allotment Option Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date. Additional Exchangeable Shares may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes. If any Additional Exchangeable Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Exchangeable Shares (subject to such adjustments to eliminate fractional Exchangeable Shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Exchangeable Shares to be purchased as the number of Exchangeable Shares being purchased by such Underwriter bears to the total number of Exchangeable Shares purchased.

6	Delivery of Prospectus and Related Documents

6.1

BEPC and the Partnership shall deliver to the Underwriters’ counsel as nearly as practicable with the execution of this Agreement and in any event no later than the date of the Supplemented Prospectus, a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)

the Supplemented Prospectus in the English and French languages as filed with the Securities Commissions and the U.S. Offering Memorandum if such documents have not previously been delivered to Underwriters’ counsel;

(b)

all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Supplemented Prospectus and the U.S. Offering Memorandum, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)

required opinions of counsel addressed to the Selling Securityholder, BEPC, the Partnership, the Underwriters, counsel to BEPC and the Partnership and the Underwriters’ counsel, to the effect that the French version of the Supplemented Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and proper translation of the English version thereof;

(d)

an opinion of Ernst & Young LLP, auditors for BEPC and the Partnership, addressed to BEPC and the Partnership, the Underwriters, counsel for the Partnership and the Underwriters’ counsel, to the effect that the Selected Financial Information contained or incorporated by reference in the French version of the Supplemented Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof; and

(e)

a long-form “comfort letter” from Ernst & Young LLP, as auditor of BEPC and the Partnership, dated as of the date of the Supplemented Prospectus, in respect of the financial statements of BEPC and the Partnership and specified financial or statistical information contained or incorporated by reference in the Supplemented Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of BEPC and the Partnership incorporated by reference into the Supplemented Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of BEPC and the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably;

(f)

a long-form “comfort letter” from Ernst & Young LLP, as auditor of TerraForm Power, Inc. (“TerraForm Power”), dated as of the date of the Supplemented Prospectus, in respect of the financial statements of TerraForm Power as of and for each of the years in the two year period ended December 31, 2019 incorporated by reference into the Supplemented Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of TerraForm Power incorporated by reference into the Supplemented Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of BEPC and the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably;

(g)

a long-form “comfort letter” from KPMG LLP, as former auditor of TerraForm Power, dated as of the date of the Supplemented Prospectus, in respect of the financial statements of TerraForm Power for the year ended December 31, 2017 incorporated by reference into the Supplemented Prospectus, which letter shall be in addition to the auditors’ report of KPMG LLP incorporated by reference into the Supplemented Prospectus (with the requisite procedures to be completed by KPMG LLP within two business days of such date), addressed to the directors of BEPC and the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably; and

(h)

a long-form “comfort letter” from Deloitte, S.L., as auditor of TERP Spanish HoldCo, S.L., dated as of the date of the Supplemented Prospectus, in respect of the audit report of Deloitte, S.L. of consolidated balance sheet of TERP Spanish HoldCo, S.L. and its subsidiaries as of December 31, 2018 and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the period from June 12, 2018 to December 31, 2018 incorporated by reference in the Supplemented Prospectus, which letter shall be in addition to the auditors’ report of Deloitte, S.L. incorporated by reference into the Supplemented Prospectus (with the requisite procedures to be completed by Deloitte, S.L. within two business days of such date), addressed to the directors of BEPC and the Partnership and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably.

6.2

The delivery by BEPC and the Partnership to the Underwriters of the Supplemented Prospectus and the U.S. Offering Memorandum shall constitute a representation and warranty to the Underwriters by BEPC and the Partnership that:

(a)

the information and statements contained or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum (except for the Selling Securityholder Information and except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Prospectus or the U.S. Offering Memorandum) constitute full, true and plain disclosure of all material facts relating to BEPC, the Partnership, the Exchangeable Shares and the Additional Exchangeable Shares; and

(b)

no material fact or information has been omitted from the Supplemented Prospectus or the U.S. Offering Memorandum (except for the Selling Securityholder Information and except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Prospectus or the U.S. Offering Memorandum) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances in which they were made.

Such delivery shall also constitute the consent of BEPC and the Partnership to the use of (i) the Supplemented Prospectus by the Underwriters in connection with the distribution of the Purchased Exchangeable Shares in the Qualifying Jurisdictions, and (ii) the U.S. Offering Memorandum by the Underwriters in connection with the offering of Purchased Exchangeable Shares in the United States and to U.S. Persons, in each case, in compliance with this Agreement and Applicable Securities Laws.

6.3

The delivery by BEPC and the Partnership to the Underwriters of the Supplemented Prospectus and the U.S. Offering Memorandum shall constitute a representation and warranty to the Underwriters by the Selling Securityholder that:

(a)

the Selling Securityholder Information contained or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum constitute full, true and plain disclosure of all material facts relating to the Selling Securityholder and the Purchased Exchangeable Shares; and

(b)

no material fact or information relating to the Selling Securityholder has been omitted from the Supplemented Prospectus or the U.S. Offering Memorandum which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made.

Such delivery shall also constitute the consent of the Selling Securityholder to the use of (i) the Supplemented Prospectus by the Underwriters in connection with the distribution of the Purchased Exchangeable Shares in the Qualifying Jurisdictions, and (ii) the U.S. Offering Memorandum by the Underwriters in connection with the offering of Purchased Exchangeable Shares in the United States and to U.S. Persons, in each case, in compliance with this Agreement and Applicable Securities Laws.

7	Commercial Copies of Prospectuses

7.1

BEPC and the Partnership shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Supplemented Prospectus with the Securities Commissions, at offices in the Qualifying Jurisdictions designated by the Underwriters, the number of commercial copies of the Supplemented Prospectus in the English and French languages specified by the Underwriters in writing to BEPC and the Partnership on or before the date of the Supplemented Prospectus.

7.2

BEPC and the Partnership shall from time to time deliver to the Underwriters as soon as practicable at the offices in the Qualifying Jurisdictions designated by the Underwriters the number of commercial copies of any Amendment, which the Underwriters may from time to time request.

8	Distribution of Exchangeable Shares and Additional Exchangeable Shares

8.1

The Underwriters shall offer the Exchangeable Shares and the Additional Exchangeable Shares, if any, for sale to the public directly and through banking and selling group members only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in the Supplemented Prospectus, the U.S. Offering Memorandum and in this Agreement, including as regards to sales in the United States and to U.S. Persons, Schedule B hereto. Without limiting the generality of the foregoing, no Exchangeable Shares or Additional Exchangeable Shares will be offered for sale or sold in any province or territory of Canada by any Underwriter or any banking or selling group member unless such Underwriter or banking or selling group member is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the avoidance of doubt, Deutsche Bank Securities Inc. is not acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares in any province or territory of Canada and no action on the part of Deutsche Bank Securities Inc. in its capacity as an underwriter of the offering of Exchangeable Shares or Additional

Exchangeable Shares in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares in any province or territory of Canada. The Underwriters will not solicit offers to purchase or sell the Exchangeable Shares or the Additional Exchangeable Shares so as to require registration of the Exchangeable Shares or the Additional Exchangeable Shares or filing of a prospectus with respect to the distribution of the Exchangeable Shares and the Additional Exchangeable Shares under the laws of any jurisdiction, including, without limitation, the United States (as such term is defined in Regulation S under the U.S. Securities Act) (the “United States”) or to U.S. Persons, other than the Qualifying Jurisdictions, or which could subject BEPC or the Partnership to reporting obligations in any such jurisdiction or result in the listing of the securities of BEPC or the Partnership on any exchange other than an exchange where such securities are listed as of the date hereof and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell Exchangeable Shares and Additional Exchangeable Shares, if any, outside of the Qualifying Jurisdictions and the United States and to non-U.S. Persons if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and does not require BEPC or the Partnership to file any prospectus or registration statement or other notice or document in connection with such offer and sale or subject BEPC or the Partnership to reporting obligations in any jurisdiction or result in the listing of BEPC’s or the Partnership’s securities on any exchange other than an exchange where such securities are listed as of the date hereof. The Underwriters shall be entitled to assume that the Exchangeable Shares and the Additional Exchangeable Shares are qualified for distribution in any province or territory within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from BEPC, the Partnership or the applicable Securities Commission. An Underwriter will not be liable to the Selling Securityholder, BEPC or the Partnership under this Section with respect to a default by another Underwriter under this Section.

8.2

Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Supplemented Prospectus and the October 2020 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of the Selling Securityholder, BEPC, the Partnership and the Representatives provide any information in respect of the Exchangeable Shares or Additional Exchangeable Shares to any potential investors of the Exchangeable Shares or Additional Exchangeable Shares resident in Canada including, without limitation: (i) marketing materials in respect of the Exchangeable Shares or Additional Exchangeable Shares; and (ii) a standard term sheet in respect of the Exchangeable Shares or Additional Exchangeable Shares; and (b) it will provide a copy of the Shelf Prospectus and any applicable shelf prospectus supplement and Amendment that has been filed with any marketing materials (including the October 2020 Marketing Materials) that are provided to a potential investor of the Exchangeable Shares or Additional Exchangeable Shares resident in Canada.

8.3

The Underwriters make the representations, warranties and covenants applicable to them in Schedule A hereto and agree, on behalf of themselves and their duly registered U.S. broker-dealer affiliates (each, a “U.S. Affiliate”), if applicable, for the benefit of BEPC, the Partnership and the Selling Securityholder, to comply with the U.S. selling restrictions imposed under the U.S. Securities Laws and set forth in Schedule A hereto, which forms part of this Agreement.

8.4

The Underwriters propose to offer the Exchangeable Shares and Additional Exchangeable Shares, if any, initially at the Offering Price. After a reasonable effort has been made to sell all of the Exchangeable Shares and Additional Exchangeable Shares, if any, at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Exchangeable Shares and Additional Exchangeable Shares, if any, are offered, provided that the Exchangeable Shares and the Additional Exchangeable Shares are not at any time offered at a price greater than the Offering Price; provided further that such decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to the Selling Securityholder.

8.5

The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, as promptly as possible. Each of the Underwriters, within the Distribution Period, will notify the Representatives, and the Representatives will notify the Selling Securityholder, BEPC and Partnership, in writing, when distribution of the Exchangeable Shares and the Additional Exchangeable Shares has terminated. Each of the Underwriters will notify the Representatives, and the Representatives will notify BEPC, the Partnership and the Selling Securityholder, in writing, of the number of Exchangeable Shares and Additional Exchangeable Shares, if any, sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9	Material Change

9.1

During the Distribution Period, the Selling Securityholder with respect to the Selling Securityholder Information, and BEPC and the Partnership with respect to all information other than the Selling Securityholder Information contained in the Supplemented Prospectus and the U.S. Offering Memorandum or any Subsequent Disclosure Document or an Amendment, shall promptly notify the Underwriters in writing, with full particulars, of:

(a)

any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of BEPC or the Partnership, each on a consolidated basis (other than a change disclosed in the Supplemented Prospectus or the U.S. Offering Memorandum); or

(b)

any change in any matter covered by a statement contained or incorporated by reference in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or an Amendment; or

(c)

any material fact that has arisen or been discovered and that would have been required to have been disclosed in the Supplemented Prospectus, the U.S. Offering Memorandum or any Subsequent Disclosure Document or any Amendment had that fact arisen or been discovered on or prior to the date of the Supplemented Prospectus, U.S. Offering Memorandum, Subsequent Disclosure Document or Amendment, as the case may be, which change or fact is, or may be, of such a nature as to render the Supplemented Prospectus, the U.S. Offering Memorandum or any Subsequent Disclosure Document or any Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Exchangeable Shares and/or the Additional Exchangeable Shares. The Selling Securityholder (to the extent it has knowledge), BEPC and the Partnership shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Selling Securityholder, BEPC or the Partnership) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.2.

9.2

Subject to Section 4.1, BEPC and the Partnership shall promptly comply with all applicable filing and other requirements, if any, under the Applicable Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Applicable Securities Laws, any Subsequent Disclosure Document or any Amendment as may be required under Applicable Securities Laws during the Distribution Period. BEPC and the Partnership shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each Amendment in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such Amendment and Subsequent Disclosure Document substantially similar to those referred to in Section 6.1.

9.3

The delivery by BEPC and the Partnership to the Underwriters of each Amendment and any Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by BEPC and the Partnership, with respect to the Supplemented Prospectus and the U.S. Offering Memorandum, as so amended by such Amendment or Subsequent Disclosure Document and by each Amendment and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.2(a) and (b). Such delivery shall also constitute the consent of BEPC and the Partnership to the use of (i) the Supplemented Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Purchased Exchangeable Shares in the Qualifying Jurisdictions, and (ii) the U.S. Offering Memorandum, as amended or supplemented by any such document, by the Underwriters in connection with the offering of the Purchased Exchangeable Shares in the United States and to U.S. Persons, in each case, in compliance with this Agreement and Applicable Securities Laws.

9.4

The delivery by BEPC and the Partnership to the Underwriters of each Amendment and any Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Selling Securityholder, with respect to the Supplemented Prospectus and the U.S. Offering Memorandum, as so amended by such Amendment or Subsequent Disclosure Document and by each Amendment and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.3(a) and (b). Such delivery shall also constitute the consent of the Selling Securityholder to the use of (i) the Supplemented Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Purchased Exchangeable Shares in the Qualifying Jurisdictions, and (ii) the U.S. Offering Memorandum, as amended or supplemented by any such document, by the Underwriters in connection with the offering of the Purchased Exchangeable Shares in the United States and to U.S. Persons, in each case, in compliance with this Agreement and Applicable Securities Laws.

10	Closing

10.1

At the Closing Time, the Selling Securityholder shall deliver to Scotia Capital, on behalf of the Underwriters, the aggregate number of Exchangeable Shares agreed to be purchased by the Underwriters (excluding any Exchangeable Shares to be delivered pursuant to Section 10.3) pursuant to this Agreement from the Selling Securityholder in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS Clearing and Depository Services Inc., to the instant deposit number, in the name of Scotia Capital or as otherwise directed in writing by Scotia Capital, against payment by the Underwriters to the Selling Securityholder of the Purchase Price in respect of such Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Exchangeable Shares), by wire transfer pursuant to instructions provided by the Selling Securityholder to Scotia Capital not less than 48 hours prior to the Closing Date. In the event that Scotia Capital designates that the Exchangeable Shares are to be registered in the name of a depository, the Exchangeable Shares shall be registered in that system in such accounts as shall be designated in writing to such depository by Scotia Capital or its agent in sufficient time prior to the Closing Time to permit such registration.

10.2

If applicable, at the Over-Allotment Option Closing Time, the Selling Securityholder shall deliver to Scotia Capital, on behalf of the Underwriters, the aggregate number of Additional Exchangeable Shares agreed to be purchased by the Underwriters (excluding any Additional Exchangeable Shares to be delivered pursuant to Section 10.3) pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS Clearing and Depository Services Inc., to the instant deposit number, registered in the name of Scotia Capital or as otherwise directed in writing by Scotia Capital, against payment by the Underwriters to the Selling Securityholder of the Additional Purchase Price in respect of such Additional Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Additional Exchangeable Shares), by wire transfer pursuant to instructions provided by the Selling Securityholder to Scotia Capital not less than 48 hours prior to the Over-Allotment Option Closing Date. In the event that Scotia Capital designates that the Additional Exchangeable Shares be registered in the name of a depository, the Additional Exchangeable Shares are to be registered in that system in such accounts as shall be designated in writing to such depository by Scotia Capital or its agent in sufficient time prior to the Over-Allotment Option Closing Time to permit such registration.

10.3

Notwithstanding the foregoing, the Selling Securityholder shall, promptly after the Closing Time or Over-Allotment Option Closing Time, as applicable, cause any Exchangeable Shares or Additional Exchangeable Shares sold to, or for the account or benefit of, persons in the United States or to U.S. Persons on a private resale exempt basis in accordance with Schedule B attached hereto to be removed from CDS and delivered to BEPC’s transfer agent to be held in book-entry form, registered in the name of the purchasers thereof, and with the applicable U.S. restrictive legend thereon as required under the terms of the U.S. Offering Memorandum.

11	Representations, Warranties and Covenants of BEPC and the Partnership

11.1	BEPC and the Partnership, jointly and severally, represent, warrant and covenant to the Underwriters that:

(a)

Compliance with Canadian Securities Laws. Each of BEPC and the Partnership is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under Canadian Securities Laws, and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BEPC or the Partnership has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to BEPC’s and the Partnership’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects. At the time the Prospectus Supplement is filed with the Securities Commissions, and at all times subsequent thereto up to and including the last day on which the Exchangeable Shares and the Additional Exchangeable Shares may be purchased under this Agreement, (A) the Supplemented Prospectus will comply in all material respects with Canadian Securities Laws, and (B) the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Documents and any Amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to BEPC and the Partnership, each taken as a whole, the Exchangeable Shares, the Additional Exchangeable Shares and the Units and will not contain a misrepresentation, provided, however, that BEPC and the Partnership make no representations or warranties as to the information contained in or omitted from any such documents in reliance upon and in conformity with the Selling Securityholder Information. Each copy of the Supplemented Prospectus provided to the Underwriters by BEPC and the Partnership was, or will be, identical to the version thereof filed electronically by BEPC and the Partnership with the Securities Commissions on SEDAR.

(b)

Incorporated Documents. Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Supplemented Prospectus complied or will comply when so filed and at the Closing Time (and, if any Additional Exchangeable Shares are purchased, at the Over-Allotment Option Closing Time) in all material respects with Canadian Securities Laws, and did not or will not contain a misrepresentation when so filed.

(c)	Independent Accountants.

(i)

Independent Accountants of the Partnership and its subsidiaries. Ernst & Young LLP who has audited the annual financial statements of BEPC (in respect of the period from incorporation to December 31, 2019) and the Partnership that are incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, are independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Ernst & Young LLP.

(ii)

Independent Accountants of TerraForm Power. Ernst & Young LLP, who has audited certain financial statements of TerraForm Power that are incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum is, and was during the periods covered by such reports, acting as an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the U.S. Securities Act. KPMG LLP, who has audited certain financial statements of TerraForm Power that are incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum and whose reports are filed with the Securities Commissions was, during the periods covered by such reports, acting as an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the U.S. Securities Act.

(iii)

Independent Auditors of TERP Spanish HoldCo, S.L. Deloitte, S.L., whose report in respect of certain financial statements of TERP Spanish HoldCo, S.L. that are incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, was during the periods covered by such report an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the U.S. Securities Act. Deloitte, S.L. which has audited the annual financial statements of TERP Spanish HoldCo, S.L. that are incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, were independent auditors with respect to TERP Spanish HoldCo, S.L. within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the U.S. Securities Act.

(d)

(i) Financial Statements of the Partnership. The financial statements of BEPC and the Partnership (excluding any pro forma financial statements) included or incorporated by reference in the Supplemented Prospectus and the Offering Memorandum, together with the related schedules, if any, and notes, comply as to form in all material respects with the applicable accounting requirements of Applicable Securities Laws and present fairly the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, or otherwise deemed to be a part thereof or included therein present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum. There have been no changes in the assets or liabilities of BEPC or the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BEPC or the Partnership and except for changes that are disclosed in the Supplemented Prospectus and the U.S. Offering Memorandum.

(ii) Pro Forma Financial Statements. The pro forma financial statements included in the Supplemented Prospectus and the U.S. Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Supplemented Prospectus and the U.S. Offering Memorandum. The pro forma financial statements included in the Supplemented Prospectus and the U.S. Offering Memorandum comply as to form in all material respects with the applicable requirements of Applicable Securities Laws.

(e)

No Material Adverse Change in Business. Except as disclosed in the Supplemented Prospectus and the U.S. Offering Memorandum, since the date of the most recent audited financial statements of the Partnership included or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Partnership Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Partnership Entities other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together, as a single enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by BEPC or the Partnership on any class or series of its securities (other than as publicly disclosed and other than securities of BEPC held by the Partnership or BRELP or any of their subsidiaries) and (D) there have been no securities issued or granted by BEPC or the Partnership (excluding securities issued by the Partnership in connection with its distribution reinvestment plan or securities issued in satisfaction of any exchange of Exchangeable Shares after October 2, 2020).

(f)

Good Standing of the Partnership Entities. Each of the Partnership Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Supplemented Prospectus and the U.S. Offering Memorandum, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in BEPC and the Partnership have been duly authorized and validly issued and are fully paid and non-assessable.

(g)

Capitalization; Distributions. The authorized capital of BEPC consists of an unlimited number of exchangeable shares, an unlimited number of class B shares, an unlimited number of class C shares, an unlimited number of class A senior preferred shares (issuable in series) and an unlimited number of class B junior preferred shares (issuable in series), of which as at the date hereof, 114,791,721 Exchangeable Shares, 110 class B shares and 126,400,000 class C shares were issued and outstanding as fully-paid and non-assessable shares of BEPC. The authorized capital of the Partnership consists of an unlimited number of limited partnership units, an unlimited amount of general partner units, 7,000,000 cumulative Class A preferred limited partnership units, Series 5 (the “Series 5 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 7 (the “Series 7 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 8 (the “Series 8 Preferred Units”), 8,000,000 cumulative Class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”), 8,000,000 Class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 12 (the “Series 12 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 13 (the “Series 13 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 14 (the “Series 14 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 15 (the “Series 15 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”) and an unlimited number of Class A Preferred Limited Partnership Units, Series 17 (the “Series 17 Preferred Units”), of which as at the date hereof, 183,198,850 limited partnership units, 1 general partner unit, 2,885,496 Series 5 Preferred Units, 7,000,000 Series 7 Preferred Units, no Series 8 Preferred Units, 8,000,000 Series 9 Preferred Units, no Series 10 Preferred Units, 10,000,000 Series 11 Preferred Units, no Series 12 Preferred Units, 10,000,000 Series 13 Preferred Units, no Series 14 Preferred Units, 7,000,000 Series 15 Preferred Units, no Series 16 Preferred Units and 8,000,000 Series 17 Preferred Units are issued and outstanding as fully-paid and non-assessable units of the Partnership. There are 129,658,623 REUs outstanding as of October 2, 2020. All of the issued and outstanding shares in the capital of BEPC and limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units and Series 17 Preferred Units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of BEPC or limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units or Series 17 Preferred Units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership, as applicable. All dividends, including the dividends on shares and all other securities of BEPC ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment. All distributions, including the distributions on all other securities of the Partnership ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof, have been declared and paid or set apart for payment.

(h)

Authorization of Agreement. Each of BEPC and the Partnership, acting by its General Partner, has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by each of BEPC and the Partnership.

(i)

Authorization and Description of Securities. The Purchased Exchangeable Shares were at the time of issuance duly authorized for issuance as fully paid and non-assessable shares of BEPC; at the Closing Time or the Over-Allotment Closing Time, as applicable, the issuance of any Units pursuant to the exchange, redemption or acquisition of any of the Purchased Exchangeable Shares in accordance with their terms will be duly and validly issued and delivered by the Partnership as fully paid and non-assessable; the Purchased Exchangeable Shares conform to all statements relating thereto contained in the Supplemented Prospectus and the U.S. Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same; no holder of the Purchased Exchangeable Shares or Units will be subject to personal liability solely by reason of being such a holder; and the sale of the Purchased Exchangeable Shares or issuance of the Units is not subject to the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership.

(j)

Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound, or to which any of the Partnership Entities or the property or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Supplemented Prospectus and the U.S. Offering Memorandum (including the sale and delivery of the Purchased Exchangeable Shares, and the authorization, issuance and delivery of any Units upon the exchange, redemption or acquisition of any Purchased Exchangeable Shares) and compliance by each of BEPC and the Partnership with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Partnership Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Partnership Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(k)

Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of BEPC and the Partnership, is imminent, and neither BEPC nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l)

Absence of Proceedings. Other than as set forth in the Supplemented Prospectus, there is no action, proceeding or investigation (whether or not purportedly by or on behalf of BEPC or the Partnership) pending or, to the best of BEPC and the Partnership’s knowledge, threatened against or affecting BEPC or the Partnership (including any of its predecessor companies) or any of their subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects the business or operations of BEPC, the Partnership and their subsidiaries, taken as a whole, or which questions the validity of the Purchased Exchangeable Shares or any action taken or to be taken by BEPC or the Partnership pursuant to or in connection with this Agreement or in connection with the Offering.

(m)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BEPC and the Partnership of their obligations hereunder, in connection with the offer or sale of the Purchased Exchangeable Shares hereunder, the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Purchased Exchangeable Shares or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations (including, in the case of the listing of the Purchased Exchangeable Shares (and the Units issuable upon the exchange, redemption or acquisition of such Purchased Exchangeable Shares in accordance with their terms), application to the TSX or NYSE, extraterritorial registrations (except where the failure to do so would not have a Material Adverse Effect) and BEPC and the Partnership fulfilling the requirements of the TSX and NYSE in connection therewith).

(n)

Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in the Supplemented Prospectus and the U.S. Offering Memorandum, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Partnership, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of BEPC and the Partnership and except as described in the Supplemented Prospectus and the U.S. Offering Memorandum, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o)

Title to Property. Except as described in the Supplemented Prospectus and the U.S. Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the Partnership Entities has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Partnership Entities) which are material to each of the Partnership Entities.

(p)

Environmental Laws. Except as described in the Supplemented Prospectus and the U.S. Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of BEPC and the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(q)

No Stabilization or Manipulation. Neither BEPC nor the Partnership nor, to their knowledge, any of BEPC’s or the General Partner’s officers, directors or their affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Purchased Exchangeable Shares.

(r)

Other Reports and Information. There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Supplemented Prospectus or the U.S. Offering Memorandum that are not described, referred to or filed as required.

(s)

Insurance. Each of the Partnership Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the Partnership Entities, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew existing insurance coverage as and when such policies expire; or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(t)

Accounting Control. Each of BEPC and the Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. Other than TerraForm Power, which has not maintained effective internal control over financial reporting, as described in the audit report of Ernst & Young LLP in respect of TerraForm Power incorporated by reference in the Supplemented Prospectus, BEPC’s and the Partnership’s internal control over financial reporting is effective and BEPC and the Partnership and their material subsidiaries are not aware of any material weakness in the internal control over financial reporting of BEPC and the Partnership and their material subsidiaries, taken together as a whole.

(u)

Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Partnership Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Partnership Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the Partnership Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Supplemented Prospectus under the caption “Certain Canadian Federal Income Tax Considerations”, “Certain United States Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Purchased Exchangeable Shares, Units or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(v)

OFAC. None of BEPC, the Partnership or their controlled affiliates, nor to the knowledge of BEPC, the Partnership and their controlled affiliates, any director, officer, agent or employee of BEPC, the Partnership and their controlled affiliates, is a Specially Designated National or currently a target of any financial or economic sanctions or trade embargoes administered or enforced by OFAC, the U.S. Departments of State or Commerce or any other U.S., Canada, EU, United Nations or UK financial or economic sanctions (“Sanctions Target”) and will not lend, invest, contribute or otherwise make available the proceeds of the Offering to or for the benefit of any then-current Sanctions Target.

(w)

Investment Company Act. Neither BEPC nor the Partnership is an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(x)

Compliance with Laws. Each of the Partnership Entities has been and is in compliance with, and conduct its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any written notice citing action or inaction by any of the Partnership Entities, or others who perform services on behalf of the Partnership Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BEPC and the Partnership, other than as set forth in the Supplemented Prospectus and the U.S. Offering Memorandum, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(y)

Transfer Agent. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for the Purchased Exchangeable Shares in the United States. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for the Purchased Exchangeable Shares in Canada.

(z)

Director or Officer Loans. Except as disclosed in documents included in or incorporated by reference in the Supplemented Prospectus and the U.S. Offering Memorandum, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Partnership Entities, to or for the benefit of any of the officers or directors of any of the Partnership Entities or any of their respective family members.

(aa)

Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Partnership Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BEPC’s or the Partnership’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Supplemented Prospectus and the U.S. Offering Memorandum which have not been described as required.

(bb)

Exchange Listings. Each of BEPC and the Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BEPC and the NYSE, and the Partnership and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. Each of BEPC and the Partnership is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Date or if applicable, as of the Over-Allotment Option Closing Time in the case of the Additional Exchangeable Shares, the Exchangeable Shares and the Units issuable upon the exchange, redemption or acquisition of the Purchased Exchangeable Shares will be listed and posted for trading on the TSX and the NYSE.

(cc)

No Distribution of Other Offering Materials. None of BEPC, the Partnership or any of their subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will distribute any offering material in connection with the offer and sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, other than the Supplemented Prospectus and the U.S. Offering Memorandum.

(dd)

Registration Rights. Except as disclosed in the Supplemented Prospectus and the U.S. Offering Memorandum, there are no contracts, agreements or understandings between BEPC and any person, or the Partnership and any person, granting such person the right to require BEPC or the Partnership to file a registration statement under the U.S. Securities Act or a prospectus under Canadian Securities Laws with respect to any shares of BEPC or any limited partnership units of the Partnership owned or to be owned by such person or to require BEPC or the Partnership to include such shares or limited partnership units in the shares or limited partnership units registered pursuant to a registration statement or prospectus or in any shares or limited partnership units being registered pursuant to any other registration statement filed by BEPC or the Partnership, as applicable, under the U.S. Securities Act or a prospectus filed under Canadian Securities Laws (collectively, “registration rights”).

(ee)

No Unlawful Payments. Each of BEPC and the Partnership has instituted and maintains policies and procedures designed to prevent money laundering, bribery and corruption by BEPC, the Partnership and their subsidiaries. Except in each case as would not, either individually or in the aggregate, have a material adverse effect on the business or operations of BEPC, the Partnership and their subsidiaries, taken as a whole, or as disclosed in the Supplemented Prospectus: (i) none of BEPC, the Partnership or any of their subsidiaries nor, to the best of the knowledge of BEPC and the Partnership, any director, officer, agent or employee of BEPC, the Partnership or any of their subsidiaries has engaged in any activity or conduct which would violate any applicable anti-money laundering, anti-bribery or anti-corruption law or regulation; and (ii) the operations of BEPC, the Partnership and their subsidiaries are and have been at all times conducted in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws (as defined below) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of BEPC and the Partnership, threatened, where “Money Laundering Laws” means the United States Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ff)

Representation of Officers. Any certificate signed by any officer BEPC and of the General Partner on behalf of the Partnership and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BEPC and the Partnership, as applicable, as to matters covered thereby, to each Underwriter.

(gg)

Disclosure Controls and Procedures. Other than TerraForm Power, which has not maintained effective internal control over financial reporting, as described in the audit report of Ernst & Young LLP in respect of TerraForm Power incorporated by reference in the Supplemented Prospectus, BEPC maintains disclosure controls and procedures as contemplated by the certifications required under Form 52-109F2-IPO/RTO – Certification of Interim Filings Following an Initial Public Offering, Reverse Takeover or Becoming a Non-Venture Issuer and the Partnership maintains disclosure controls and procedures as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings and such controls and procedures are effective to ensure that all material information concerning BEPC and the Partnership is made known, on a timely basis, to the individuals responsible for the preparation of BEPC’s and the Partnership’s filings with the Securities Commissions. BEPC and the Partnership are not aware of (i) any significant deficiency and material weakness in the design or operation of internal control over financial reporting (as such term is defined under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) which are reasonably likely to adversely affect either BEPC’s or the Partnership’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BEPC’s and the Partnership’s internal controls over financial reporting.

(hh)

U.S. Securities Laws. BEPC and the Partnership make the representations, warranties and covenants applicable to them in Schedule A hereto and acknowledge that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule A form part of this Agreement.

(ii)

Information Availability. While any of the Purchased Exchangeable Shares remain “restricted securities” within the meaning of the U.S. Securities Act, BEPC shall continue to make available “current public information” as required in Rule 144(c) under the U.S. Securities Act.

12	Representations, Warranties and Covenants of the Selling Securityholder

12.1	The Selling Securityholder hereby represents, warrants and covenants to the Underwriters:

(a)	the Selling Securityholder has been duly formed and is validly existing under the laws of the Province of Ontario;

(b)

the Selling Securityholder (i) has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (ii) has all required power and authority to enter into this Agreement and to carry out the provisions of this Agreement;

(c)

the Selling Securityholder is not selling the Exchangeable Shares and Additional Exchangeable Shares based on information that it holds that has not otherwise been made publicly available, which, if such information was made publicly available, could reasonably have a material impact on the price or value of the Exchangeable Shares and Additional Exchangeable Shares;

(d)

the Selling Securityholder shall at the Closing Time and the Over-Allotment Option Closing Time, if applicable, be the sole beneficial owner and sole registered holder of the Exchangeable Shares and Additional Exchangeable Shares (if any), respectively;

(e)

the Exchangeable Shares and Additional Exchangeable Shares, if any, to be sold by the Selling Securityholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Securityholder hereunder shall not be terminated by any act of the Selling Securityholder, by operation of law or the occurrence of any other event;

(f)

(A) the Selling Securityholder will, as at the Closing Time and the Over-Allotment Option Closing Time, as applicable, have good title to the Exchangeable Shares and Additional Exchangeable Shares (if any), respectively, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind, except for any such restrictions imposed by the terms of this Agreement; (B) the Selling Securityholder will, as at the Closing Time and the Over-Allotment Closing Time, as applicable, have the full right, power and authority to sell, assign and transfer the Exchangeable Shares and Additional Exchangeable Shares, as applicable; and

(C) upon the delivery of the Exchangeable Shares and Additional Exchangeable Shares, as applicable, the purchasers thereof will obtain good title to the Exchangeable Shares and Additional Exchangeable Shares, as applicable, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind;

(g)

the Selling Securityholder and its affiliates (excluding, for greater certainty, BEPC, the Partnership and their subsidiaries) have not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of BEPC or the Partnership or, except as permitted by this Agreement, facilitate the sale or resale of the Exchangeable Shares or Additional Exchangeable Shares, as applicable;

(h)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Selling Securityholder, executed and delivered by or on behalf of the Selling Securityholder, and this Agreement is a valid and binding agreement of the Selling Securityholder enforceable against the Selling Securityholder in accordance with its terms, provided that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by the application of equitable principles when equitable remedies are sought and further provided that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(i)

the Selling Securityholder is not in default or in breach of, and the execution and delivery of this Agreement by the Selling Securityholder, the performance and compliance with the terms of this Agreement and the sale of the Exchangeable Shares and Additional Exchangeable Shares of the Selling Securityholder, as applicable, will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Selling Securityholder, or any material mortgage, note, indenture, contract, agreement, instrument, lease other document to which the Selling Securityholder is a party or by which it is bound or any judgement, decree, order, statute, rule or regulation applicable to it;

(j)

other than the Underwriters, there is no person acting or purporting to act at the request of the Selling Securityholder, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(k)

all necessary documents and proceedings have been or will be filed and taken by the Selling Securityholder and all other legal requirements have been or will be fulfilled by the Selling Securityholder under the Applicable Securities Laws, in each case which are required to be filed, taken or fulfilled by a selling securityholder in connection with the sale of the Exchangeable Shares and Additional Exchangeable Shares, as applicable;

(l)

the Selling Securityholder Information is true and correct in all material respects and contains no misrepresentation and constitutes full, true and plain disclosure of all material facts required to be stated therein and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(m)

any certificate signed by any officer of the Selling Securityholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Exchangeable Shares and Additional Exchangeable Shares, if any, shall be deemed a representation and warranty by the Selling Securityholder, as to matters covered thereby, to each Underwriter;

(n)

the Selling Securityholder has been and is in compliance with, and conducts its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; the Selling Securityholder has not received any written notice citing action or inaction by the Selling Securityholder, or others who perform services on behalf of the Selling Securityholder, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of the Selling Securityholder, other than as set forth in the Supplemented Prospectus or the U.S. Offering Memorandum, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect;

(o)

neither the Selling Securityholder nor any of its controlled affiliates, nor to the knowledge of the Selling Securityholder, any director, officer, agent or employee of the Selling Securityholder or any of its controlled affiliates is a Specially Designated National or currently a Sanctions Target and will not lend, invest, contribute or otherwise make available the proceeds of the Offering to or for the benefit of any then-current Sanctions Target; and

(p)	the Purchased Exchangeable Shares are not, and are not deemed to be, “taxable Canadian property” for purposes of the Income Tax Act (Canada).

13	Use of Proceeds

[Reserved]

14	Conditions Precedent

14.1

The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of BEPC, the Partnership and the Selling Securityholder, as applicable, covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Over-Allotment Option Closing Time (if applicable) and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)

the Purchased Exchangeable Shares and, when issued, the Units issuable upon the exchange, redemption or acquisition of the Purchased Exchangeable Shares, shall have attributes substantially as set forth in the Supplemented Prospectus and the U.S. Offering Memorandum;

(b)

the representations and warranties of the Selling Securityholder, BEPC and the Partnership contained in this Agreement shall be true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) under the same force and effect as if made as at the Closing Time (or Over-Allotment Option Closing Time, as applicable) after giving effect to the transactions contemplated herein (except for representations and warranties that by their express terms are made as of a specific date) and each of the Selling Securityholder, BEPC and the Partnership shall have complied in all material respects, with all of the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(c)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), BEPC shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of BEPC by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Supplemented Prospectus and the U.S. Offering Memorandum, or any Amendments thereto:

(A)

there has been, since June 30, 2020 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BEPC on a consolidated basis; and

(B)

no transaction other than those in the ordinary course of business, which is of a nature material to BEPC on a consolidated basis has been entered into, directly or indirectly, by BEPC since June 30, 2020;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BEPC has been issued in the United States or any of the Qualifying Jurisdictions and, to BEPC’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of BEPC contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)	BEPC has complied with all terms and conditions of this Agreement to be complied with by the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable),

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(d)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Partnership shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Partnership by any two officers of the General Partner satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Supplemented Prospectus and the U.S. Offering Memorandum, or any Amendments thereto:

(A)

there has been, since June 30, 2020 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Partnership on a consolidated basis; and

(B)

no transaction other than those in the ordinary course of business, which is of a nature material to the Partnership on a consolidated basis has been entered into, directly or indirectly, by the Partnership since June 30, 2020;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Partnership has been issued in the United States or any of the Qualifying Jurisdictions and, to the Partnership’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of the Partnership contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)

the Partnership has complied with all terms and conditions of this Agreement to be complied with by the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(e)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Selling Securityholder shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Selling Securityholder by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying for and on behalf of the Selling Securityholder after having made due inquiries, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in the Exchangeable Shares or Additional Exchangeable Shares has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(ii)

the representations and warranties of the Selling Securityholder contained herein are true and correct, in all material respects (except for representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects), as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made on and as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable, except for representations and warranties that by their express terms are made as of a specific date); and

(iii)

the Selling Securityholder has complied with all terms and conditions of this Agreement to be complied with by the Selling Securityholder at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable).

(f)

all actions required to be taken by or on behalf of each of the Selling Securityholder, BEPC and the Partnership, including the passing of all requisite resolutions of the board of directors and/or shareholders of each of the Selling Securityholder and BEPC and the board of directors of the General Partner and all requisite filings with governmental authorities, shall have occurred at or prior to the Closing Time so as to validly authorize the execution and filing by BEPC and the Partnership of the Supplemented Prospectus, as applicable, and for the Selling Securityholder to sell the Exchangeable Shares and Additional Exchangeable Shares, if any, having the rights, privileges, restrictions and conditions contemplated by the Supplemented Prospectus and the U.S. Offering Memorandum;

(g)

the Underwriters shall have received at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) the letters of the auditors of BEPC and the Partnership updating each long-form “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, such letters to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(h)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of each of the Selling Securityholder, BEPC and the Partnership from Torys LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters. In connection with such opinion, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Province of Ontario, the Province of Alberta, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Selling Securityholder, BEPC and the Partnership, and others;

(i)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC from McMillan LLP addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(j)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership from Appleby (Bermuda) Limited addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(k)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion from their counsel, Goodmans LLP, and if requested, Milbank LLP, with respect to such matters as the Underwriters may reasonably request;

(l)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(m)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), each of BEPC and the Partnership shall have delivered evidence that each of BEPC and the Partnership is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions;

(n)

the Underwriters shall have received a certificate dated the Closing Date and a certificate dated the Over-Allotment Option Closing Date (if applicable) signed by the authorized signing authorities of the Selling Securityholder, as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters’ counsel, acting reasonably, with respect to:

(i)	the articles and by-laws of the Selling Securityholder;

(ii)

the resolutions of the Selling Securityholder, relevant to the sale of the Exchangeable Shares and Additional Exchangeable Shares, if any, and the authorization of the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of the applicable authorized signing authorities of the Selling Securityholder;

(o)

on or prior to the Closing Time or the Over-Allotment Option Closing Time (if applicable), the Selling Securityholder, BEPC and the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

15	Termination

15.1

In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)

Regulatory Proceeding Out. If after the Bid Letter Time and prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, an inquiry, action, suit, investigation (whether formal or informal) or other proceeding is commenced, threatened or announced, or any order or ruling is made or issued under or pursuant to any law of Canada or the United States or any state thereof or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation, pronouncement or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Purchased Exchangeable Shares, the Units or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions or in the United States; or

(b)

Disaster Out. If after the Bid Letter Time and prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event or including by way of COVID-19 (but only to the extent that there are material adverse developments related thereto on or after October 6, 2020)), or any governmental action, change of applicable law or regulation (or the judicial interpretation thereof), state, condition or major financial occurrence which, in an Underwriter’s reasonable opinion, might reasonably be expected to have a significant adverse effect on the state of the financial markets in Canada or the United States or the business, operations or capital of the Partnership and its subsidiaries (including BEPC), on a consolidated basis, or BEPC and its subsidiaries, on a consolidated basis, or the market price or value of the Purchased Exchangeable Shares or the Units; or

(c)

Material Change. If after the Bid Letter Time and prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, there should occur, be discovered by the Underwriters or be announced by the Partnership, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Purchased Exchangeable Shares exercising their right under applicable legislation to withdraw from their purchase of Purchased Exchangeable Shares or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Purchased Exchangeable Shares or the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Purchased Exchangeable Shares on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Supplemented Prospectus and the U.S. Offering Memorandum; or

(d)

Financial Market Out. If (i) there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in BEPC’s or the Partnership’s securities on any of the Exchanges or (ii) a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States, which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Purchased Exchangeable Shares on the Closing Date or the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Supplemented Prospectus and the U.S. Offering Memorandum.

15.2

The rights of termination contained in Section 15.1 may be exercised by any Underwriter giving written notice thereof to the Selling Securityholder, BEPC and Partnership and the Representatives at any time prior to the Closing Time and if applicable, the Over-Allotment Option Closing Time, and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Selling Securityholder, BEPC or the Partnership in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to the Selling Securityholder, BEPC or the Partnership or on the part of Selling Securityholder, BEPC or the Partnership to the Underwriters except in respect of any liability or obligation under any of Sections 18 and 19 which will remain in full force and effect.

16	Conditions

16.1

All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Purchased Exchangeable Shares by notice in writing to that effect given to the Selling Securityholder, BEPC and the Partnership at or prior to the Closing Time or if applicable, the Over-Allotment Option Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

17	Restrictions on Further Issues or Sales

17.1

Neither BEPC, the Partnership, nor any of their respective subsidiaries, nor the Selling Securityholder will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 60 days after the Closing, without the prior written consent of the Representatives, on behalf of the Underwriters, acting reasonably, (i) offer or sell, or enter into an agreement to offer or sell any Exchangeable Shares or other securities of BEPC or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or other securities of BEPC or the Partnership, other than (A) for purposes of directors’, officers’ or employee incentive plans; (B) pursuant to the Partnership’s distribution reinvestment plan; (C) to satisfy any other currently outstanding instruments or other contractual commitments in relation to any transaction that has been disclosed in writing to the Underwriters; (D) Exchangeable Shares or Units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies, as long as the party receiving such Exchangeable Shares or Units agrees to be similarly restricted; (E) the issuance of Units pursuant to the redemption of outstanding REUs; (F) debt securities, preferred limited partnership units or preferred shares not convertible into Exchangeable Shares or Units; (G) the sale of the Additional Exchangeable Shares, (H) any other securities exchangeable into Exchangeable Shares; (I) Units in satisfaction of any exchange, redemption or acquisition of Exchangeable Shares; and (J) a transfer by the Selling Securityholder to an affiliate of any securities of BEPC or the Partnership or securities convertible into, exchangeable for, or otherwise exercisable into securities of BEPC or the Partnership, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or Units.

18	Indemnification

18.1

Each of BEPC and the Partnership shall, jointly and severally, indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section 18 shall be deemed to include affiliates of the Underwriters) and the Underwriters’ respective directors, officers, employees and agents, and each person who controls any Underwriter (for the purposes of this Section 18, the “Indemnified Parties”), from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Purchased Exchangeable Shares), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of BEPC or the Partnership in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BEPC or the Partnership to comply with any of its obligations hereunder or thereunder;

(b)

any information or statement (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them and the Selling Securityholder Information) contained in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

BEPC or the Partnership not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(e)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Purchased Exchangeable Shares or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions;

provided that BEPC and the Partnership shall cease to be liable for indemnification under this Section 18.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact or any omission or alleged omission of a material fact made in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment or any other material filed in compliance or intended compliance with Applicable Securities Laws or in any other material so filed in reliance upon and in conformity with any information in respect of any of the Underwriters solely to the extent that such information is furnished in writing to BEPC and the Partnership by the Underwriters through the Representatives specifically for inclusion in such document. The rights of indemnity contained in this Section 18.1 in respect of a claim based on a misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission in the Supplemented Prospectus, any Subsequent Disclosure Document or any Amendment shall not apply if BEPC and the Partnership have complied with Section 7.1 and, if applicable, Sections 7.2 and 9.3 and the person asserting such claim was not provided with a copy of the Supplemented Prospectus, any Subsequent Disclosure Document or any Amendment (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission.

18.2

The Selling Securityholder shall indemnify and hold harmless each of the Indemnified Parties from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Purchased Exchangeable Shares), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of the Selling Securityholder in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of the Selling Securityholder to comply with any of its obligations hereunder or thereunder;

(b)

any Selling Securityholder Information in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them) contained in the Selling Securityholder Information in the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document or any Amendment or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

the Selling Securityholder not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(e)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Selling Securityholder Information (except any such proceeding or order based solely upon the activities of any of the Underwriters) which operates to prevent or restrict the trading in or the distribution of the Purchased Exchangeable Shares, or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions.

18.3

As used in this Section 18, “Applicable Indemnifying Party” means BEPC or the Partnership, as applicable, in respect of a claim for indemnification under Section 18.1 and the Selling Securityholder in respect of a claim for indemnification under Section 18.2.

18.4

If any of the Indemnified Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in this Section 18 in respect of which the Applicable Indemnifying Party would be obligated to indemnify pursuant to that Section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by the Applicable Indemnifying Party to the extent thereof. It is intended that the rights to indemnity provided in this Section 18 be held in trust by the Underwriters for the benefit of the Indemnified Parties other than the Underwriters.

18.5

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 18.1 and 18.2 are unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Applicable Indemnifying Party shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Applicable Indemnifying Party on the one hand and the Underwriters on the other hand from the offering of the Purchased Exchangeable Shares; or

(b)

if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 18.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Purchased Exchangeable Shares (net of the Underwriting Fee payable to the Underwriters but before deducting expenses), received by the Selling Securityholder is to the Underwriting Fee received by the Underwriters. The relative fault of the Applicable Indemnifying Party on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Sections 18.1 and 18.2 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Applicable Indemnifying Party or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Sections 18.1 and 18.2. The amount paid or payable by an Indemnified Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 18.5 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 18.5. Notwithstanding the provisions of this Section 18.5, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Fee received by such Underwriter with respect to the offering of the Purchased Exchangeable Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 18.5 are several in proportion to their respective purchase obligations hereunder and not joint.

18.6

If any claim contemplated by this Section 18 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Applicable Indemnifying Party of the nature of such claim (provided that any failure to so notify promptly shall relieve the Applicable Indemnifying Party of liability under this Section 18 only to the extent that such failure prejudices the ability of the Applicable Indemnifying Party to defend such claim), and the Applicable Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Applicable Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Applicable Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Applicable Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Applicable Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Applicable Indemnifying Party (in which case, if such Indemnified Party notifies the Applicable Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Applicable Indemnifying Party, the Applicable Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Applicable Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Applicable Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Applicable Indemnifying Party to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of the Applicable Indemnifying Party under Sections 18.1 and 18.2 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Applicable Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

18.7

The Applicable Indemnifying Party waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the Supplemented Prospectus, the U.S. Offering Memorandum, any Subsequent Disclosure Document, any Amendment or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Prospectus or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Prospectus or any Amendment or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to the Applicable Indemnifying Party by the Underwriters specifically for use in the preparation of the Supplemented Prospectus or other document.

18.8	The rights provided in this Section 18 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

19	Expenses

19.1

Whether or not the Offering is completed, BEPC and the Partnership will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including, without limitation, all reasonable fees and disbursements of the Selling Securityholder’s, BEPC’s and the Partnership’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, fees and expenses in connection with the qualification of the Purchased Exchangeable Shares, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, the Selling Securityholder shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

20	Several Obligations

20.1

The obligations of the Underwriters to purchase the Units and the Additional Exchangeable Shares shall be several and not joint, and the percentage of the Units and Additional Exchangeable Shares, if any, which each of the Underwriters shall be severally obligated to purchase is as follows:

Scotia Capital Inc.	13.3%
RBC Dominion Securities Inc.	13.3%
TD Securities Inc.	13.3%
BMO Nesbitt Burns Inc.	11.0%
CIBC World Markets Inc.	11.0%
National Bank Financial Inc.	9.5%
Barclays Capital Canada Inc.	7.0%
HSBC Securities (Canada) Inc.	5.0%
Citigroup Global Markets Canada Inc.	2.0%
Credit Suisse Securities (Canada), Inc.	2.0%
Deutsche Bank Securities Inc.	2.0%
J.P. Morgan Securities Canada Inc.	2.0%
Merrill Lynch Canada Inc.	2.0%
Wells Fargo Securities Canada, Ltd.	2.0%
Desjardins Securities Inc.	1.5%
Industrial Alliance Securities Inc.	1.0%
Raymond James Ltd.	1.0%
BFIN Securities L.P.	0.5%
Manulife Securities Incorporated	0.5%

Total	100.00%

For the avoidance of doubt, Deutsche Bank Securities Inc. will only distribute the Purchased Exchangeable Shares outside of Canada.

The respective purchase obligations of the Underwriters with respect to the Purchased Exchangeable Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

20.2

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares not purchased is less than or equal to 10% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally the Exchangeable Shares or Additional Exchangeable Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

20.3

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares not purchased is greater than 10% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares shall have the right, but not the obligation, to purchase severally the Exchangeable Shares or Additional Exchangeable Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters which are willing and able to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares on submission to the Selling Securityholder, BEPC and the Partnership of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time or Over-Allotment Option Closing Time, as applicable.

20.4

Notwithstanding anything contained in Section 20.2 or 20.3, nothing in this Section 20 shall oblige the Selling Securityholder to sell to the Underwriters less than all of the Purchased Exchangeable Shares. In addition, nothing contained in Section 20.2 or 20.3, shall relieve from responsibility to BEPC, the Partnership and the Selling Securityholder any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Purchased Exchangeable Shares.

21	Authority of the Representatives

21.1

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 14, any notice of termination pursuant to Section 15, any settlement of an indemnified claim pursuant to Section 18 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to each of the Selling Securityholder. BEPC and the Partnership for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

22	Notices

22.1

Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

if to the BEPC at:

Brookfield Renewable Corporation

250 Vesey Street, 15th Floor

New York, New York

10281

Attention:     Jennifer Mazin

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention:     Karrin Powys-Lybbe and Josh Lavine

Facsimile No.: (416) 865-7829

if to the Partnership at:

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Attention:     Jane Sheere

Facsimile No.: (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention:     Karrin Powys-Lybbe and Josh Lavine

Facsimile No.: (416) 865-7829

if to the Selling Securityholder at:

Brookfield International Limited

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention:     Justin Beber

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention:     Karrin Powys-Lybbe and Josh Lavine

Facsimile No.: (416) 865-7829

if to the Underwriters at:

Scotia Capital Inc.

Scotia Plaza

40 King Street West

Box 4085, Station “A”

Toronto, Ontario

Canada M5H 3Y2

Attention: Thomas Kurfurst

Facsimile No. 416-863-7117

RBC Dominion Securities Inc.

4th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario M5J 2W7

Attention: Robert Nicholson

Facsimile: (416) 842-5366

TD Securities Inc.

66 Wellington St W (9th Floor)

Toronto, ON, M5J 2W4

Attention: John Kroeker

Facsimile No.: 416-983-3176

BMO Nesbitt Burns Inc.

First Canadian Place

100 King Street West, 4th Floor

Toronto, ON M5X 1A3

Attention: Daniel Armstrong

Email: Daniel.Armstrong@bmo.com

CIBC World Markets Inc.

161 Bay Street, 6th Floor

Toronto, ON M5J 2S8

Attention: James Brooks

Email: James.Brooks@cibc.com

Tel: 416-594-5438

Facsimile: 416-594-7765

National Bank Financial Inc.

1155 Metcalfe Street, 23rd Floor

Montreal, Quebec H2V 3R4

Attention: Martin Robitaille

Barclays Capital Canada Inc.

333 Bay Street, Suite 4910

Toronto, Ontario M5H 2R2

Attention: Erik Charbonneau

Email: erik.charbonneau@barclays.com

HSBC Securities (Canada) Inc.

70 York Street, 9th Floor

Toronto, ON M5J 1S9

Attention: David Loh

Email: david.w.loh@hsbc.ca

Facsimile: (416) 868-1036

Citigroup Global Markets Canada Inc.

123 Front St W

Toronto, ON M5J 2M2

Attention: Shay Khan, Suite 1900

Tel: 647 296 9554

Credit Suisse Securities (Canada), Inc.

One First Canadian Place, Suite 2900

Toronto, Ontario, M5X 1C9

Attention: Michael Comisarow

Email: michael.comisarow@credit-suisse.com

tony.phan@credit-suisse.com

liam.loewen@credit-suisse.com

parker.hertz@credit-suisse.com

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, NY 10005

Facsimile: (212) 797-4561

Attention: Equity Capital Markets – Syndicate Desk, with a copy to

Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor,

New York, NY 10005, Attention: General Counsel,

fax: (646) 374-1071

JP Morgan Securities Canada Inc.

66 Wellington Street West, Suite 4500

Toronto, Ontario M5K 1E7

Merrill Lynch Canada Inc.

181 Bay St, Suite 400

Toronto, ON, M5J 2V8

Wells Fargo Securities Canada, Ltd.

22 Adelaide Street West, Suite 2200

Toronto, ON, M5H 4E3

Attention: Akshay Pattni

Tel: (416) 775-2954

Desjardins Securities Inc.

25 York Street, Suite 1000

Toronto Ontario, M5J 2V5

Attention: Andrew Kennedy

Tel: 416-607-3289

Industrial Alliance Securities Inc.

26, Wellington Street East, Suite 700

Toronto, Ontario M5E 1S2

Attention: David Beatty

Email: david.beatty@iagto.ca

Raymond James Ltd.

Scotia Plaza

40 King Street West, Suite 5400

Toronto, ON M5H 3Y2

Attention: Jim Tower

Email: jim.tower@raymondjames.ca

BFIN Securities LP

Brookfield Place 1

81 Bay Street, Suite 260

Toronto, ON M5J 2T3

Attention: Mark Dano

Email: mark.dano@bfin.com

and

Manulife Securities Incorporated

2402 - 79 Wellington Street West

Toronto, Ontario M5K 1K2

Attention: Stephen Arvanitidis

Email: stephen_arvanitidis@manulife.ca

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: Paul Denaro

and a copy (which shall not constitute notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention:     Bill Gorman and Emily Ting

Facsimile No.: (416) 979-1234

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

23	Relationship of Underwriters with TMX Group Limited

23.1

Each of CIBC and National Bank Financial Inc., or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and each of CIBC and National Bank Financial Inc., or an affiliate thereof, may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

24	Miscellaneous

24.1

In connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Exchangeable Shares and the Additional Exchangeable Shares, if any, at levels above those which might otherwise prevail on the open market in compliance with Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

24.2

The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and shall continue in full force and effect until three years from Closing Date unaffected by any subsequent disposition by the Underwriters of the Exchangeable Shares and Additional Exchangeable Shares, if any.

24.3	Time shall be of the essence of this Agreement.

24.4

This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

24.5

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

24.6

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

24.7

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have exclusive jurisdiction over any dispute hereunder.

24.8

The Partnership hereby submits to the non-exclusive jurisdiction of the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Partnership irrevocably appoints Torys LLP as its authorized agent in the Province of Ontario upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Partnership by the person serving the same to the address provided in Section 22.1, shall be deemed in every respect effective service of process upon the Partnership in any such suit or proceeding. The Partnership further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

24.9

Each of BEPC, the Partnership and the Selling Securityholder acknowledges and agrees that (a) the purchase and sale of the Exchangeable Shares and the Additional Exchangeable Shares pursuant to this Agreement, including the determination of the offering price of the Exchangeable Shares s and the Additional Exchangeable Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Securityholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Securityholder, BEPC or the Partnership or their respective shareholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Selling Securityholder, BEPC or the Partnership with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Securityholder, BEPC or the Partnership on other matters) and no Underwriter has any obligation to the Selling Securityholder, BEPC or the Partnership with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Selling Securityholder, BEPC and/or the Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Selling Securityholder, BEPC and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

24.10

Each of the Selling Securityholder, BEPC and the Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.11	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

SCOTIA CAPITAL INC.

By:	/s/ Thomas Kurfurst
Name: Thomas Kurfurst
Title: Managing Director and Head of Power & Utilities

RBC DOMINION SECURITIES INC.

By:	/s/ Robert Nicholson
Name: Robert Nicholson
Title: Managing Director

TD SECURITIES INC.

By:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

BMO NESBITT BURNS INC.

By:	/s/ Daniel Armstrong
Name: Daniel Armstrong
Title: Director

CIBC WORLD MARKETS INC.

By:	/s/ James Brooks
Name: James Brooks
Title: Managing Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ Martin Robitaille
Name: Martin Robitaille
Title: Managing Director

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Erik Charbonneau
Name: Erik Charbonneau
Title: Managing Director

HSBC SECURITIES (CANADA) INC.

By:	/s/ David W. Loh
Name: David W. Loh
Title: Director, Debt Capital Markets

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman & CEO

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	/s/ Michael Comisarow
Name: Michael Comisarow
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

By:	/s/ Samir Abu-Khadra
Name: Samir Abu-Khadra
Title: Director

JP MORGAN SECURITIES CANADA INC.

By:	/s/ David Rawlings
Name: David Rawlings
Title: Managing Director

MERRILL LYNCH CANADA INC.

By:	/s/ Eric Giroux
Name: Eric Giroux
Title: Managing Director

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head

DESJARDINS SECURITIES INC.

By:	/s/ Andrew Kennedy
Name: Andrew Kennedy
Title: Managing Director

INDUSTRIAL ALLIANCE SECURITIES INC.

By:	/s/ David Beatty
Name: David Beatty
Title: Managing Director

RAYMOND JAMES LTD.

By:	/s/ James A. Tower
Name: James A. Tower
Title: Managing Director

BFIN SECURITIES L.P.

By:	/s/ Mark Murski
Name: Mark Murski
Title: Managing Partner

MANULIFE SECURITIES INCORPORATED

By:	/s/ Stephen Arvanitidis
Name: Stephen Arvanitidis
Title: Managing Director, Capital Markets Group

Accepted and agreed to as of this 6th day of October, 2020.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE CORPORATION

By:	/s/ Wyatt Hartley
Name: Wyatt Hartley
Title: Chief Financial Officer

BROOKFIELD INTERNATIONAL LIMITED

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice-President and Secretary

SCHEDULE A

UNITED STATES OFFERS AND SALES

As used in this Schedule A, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule is annexed, and to which it forms a part, and the following terms shall have the meanings indicated:

(a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule B, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Purchased Exchangeable Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Purchased Exchangeable Shares;

(b)

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) under the U.S. Securities Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or on the Internet or broadcast over radio, television or the Internet or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(c)	“Purchased Exchangeable Shares” means the Exchangeable Shares and Additional Exchangeable Shares to be offered and sold;

(d)	“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act;

(e)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(f)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia; and

(g)	“U.S. Person” means a “U.S. person” as defined in Regulation S.

Representations, Warranties and Covenants of the Underwriters

Each of the Underwriters severally but not jointly acknowledges that the Purchased Exchangeable Shares have not been and will not be registered under the U.S. Securities Act or applicable U.S. state securities laws, and may not be offered or sold to any person within the United States except pursuant to a private resale exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

Accordingly, each of the Underwriters represents, warrants and covenants to each of BEPC, the Partnership and the Selling Securityholder, on behalf of itself and its U.S. Affiliate, as applicable, that:

1.

It has not offered or sold, and will not offer or sell, any Purchased Exchangeable Shares except (a) in an “offshore transaction,” as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S or (b) in the United States or to, or for the account or benefit of, U.S. Persons as provided in paragraphs 2 through 13 below. Accordingly, none of the Underwriter, its U.S. Affiliate, as applicable, or any persons acting on its or their behalf has made or will make (i) any offer to sell or any solicitation of an offer to buy any Purchased Exchangeable Shares to any person in the United States or to, or for the account or benefit of, any U.S. Person other than as provided in paragraphs 2 through 13 below, (ii) any sale of Purchased Exchangeable Shares to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and was not a U.S. Person, or such Underwriter, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States and was not a U.S. Person, (iii) any Directed Selling Efforts, or (iv) any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer or sale of the Purchased Exchangeable Shares. Each Underwriter or U.S. Affiliate selling Purchased Exchangeable Shares pursuant to Regulation S shall not offer or sell any such Purchased Exchangeable Shares to, or for the account or benefit of, any U.S. person (other than a “distributor” (within the meaning of Regulation S)) until 40 days after the later of the commencement of the Offering and the Closing Date (the “Distribution Compliance Period”), and any Underwriter or U.S. Affiliate selling Purchased Exchangeable Shares pursuant to Regulation S to a “distributor” (within the meaning of Regulation S), dealer (as defined in Section 2(a)(12) of the Securities Act), or other person who is receiving a selling concession, fee or other remuneration in respect of the Purchased Exchangeable Shares sold, during the Distribution Compliance Period, shall send to such person a confirmation or other notice indicating that the Purchased Exchangeable Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any U.S. persons until the expiration of the Distribution Compliance Period.

2.

All offers and sales of Purchased Exchangeable Shares in the United States will be effected by it or its U.S. Affiliate, as applicable, in compliance with all applicable U.S. federal and state broker-dealer requirements. It, or such U.S. Affiliate, as applicable, is duly registered as a broker or dealer under the U.S. Exchange Act and the securities laws of each state in which any offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. (“FINRA”) on the date hereof and will be on the date of each offer and sale made in the United States.

3.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Purchased Exchangeable Shares, except with its affiliates, or with the prior written consent of each of BEPC, the Partnership and the Selling Securityholder. It shall require each U.S. Affiliate and each selling group member, as applicable, to agree in writing, for the benefit of each of BEPC, the Partnership and the Selling Securityholder, to comply with, and shall use its best efforts to ensure that each U.S. Affiliate and each selling group member, as applicable, complies with, the same provisions of this Schedule B as apply to such Underwriter as if such provisions applied to such U.S. Affiliate and selling group member, as applicable.

4.

Offers and sales of Purchased Exchangeable Shares in the United States have not been and will not be made (i) by any form of General Solicitation or General Advertising or (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act.

5.

Any offer, sale or solicitation of an offer to buy Purchased Exchangeable Shares that has been made or will be made in the United States, or to, or for the account or benefit of, U.S. Persons, was or will be made only by itself or the U.S. Affiliate, if applicable, to Qualified Institutional Buyers in transactions that are exempt from registration under the U.S. Securities Act under a private resale exemption and applicable U.S. state securities laws and in accordance with this Schedule A.

6.

Offers to sell and solicitations of offers to buy the Purchased Exchangeable Shares in the United States or to, or for the account or benefit of, U.S. Persons, shall be made by the Underwriter or the U.S. Affiliate, as applicable, only to offerees with respect to which the Underwriter or such U.S. Affiliate has a pre-existing relationship and has reasonable grounds to believe are Qualified Institutional Buyers.

7.

All purchasers of the Purchased Exchangeable Shares that are in the United States or are U.S. Persons, or purchasers who were offered Purchased Exchangeable Shares in the United States shall be informed that the Purchased Exchangeable Shares have not been and will not be registered under the U.S. Securities Act or applicable U.S. state securities laws and are being offered and sold to such purchasers in reliance on a private resale exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

8.

Each offeree of the Purchased Exchangeable Shares in the United States or is a U.S. Person has been, or will be prior to the time of purchase, provided with a copy of the U.S. Offering Memorandum, and no other written material was or will be used in connection with the offer or sale of the Purchased Exchangeable Shares in the United States.

9.

Immediately prior to transmitting the U.S. Offering Memorandum to an offeree of Purchased Exchangeable Shares in the United States or a U.S. Person, the Underwriter or the U.S. Affiliate, as applicable, and any person acting on its or their behalf had reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer, and at the time of completion of each sale to a person in the United States, or to, or for the account or benefit of, a U.S. Person, the Underwriter or the U.S. Affiliate, as applicable, and any person acting on its or their behalf will have reasonable grounds to believe and will believe, that (i) each person in the United States or U.S. Person and (ii) each person offered Purchased Exchangeable Shares in the United States, in each case that is purchasing Purchased Exchangeable Shares from such Underwriter or its U.S. Affiliate, is a Qualified Institutional Buyer.

10.

Prior to any sale of Purchased Exchangeable Shares in the United States or to, or for the account or benefit of, a U.S. Person, or to a purchaser offered Purchased Exchangeable Shares in the United States, each purchaser thereof will be required to execute and deliver a U.S. Purchaser’s Letter, in the form of Exhibit A to the U.S. Offering Memorandum.

11.	Each of the Underwriter and the U.S. Affiliate, as applicable, are Qualified Institutional Buyers.

12.

At least one business day prior to the Closing Date, each of BEPC, the Partnership and the Selling Securityholder, and the Selling Securityholder’s transfer agent, will be provided with a list of all purchasers that are in the United States or are U.S. Persons.

13.

At the Closing Time, each Underwriter or, if applicable, each Underwriter together with its U.S. Affiliate that offered the Purchased Exchangeable Shares in the United States or to U.S. Persons, will provide to BEPC and the Selling Securityholder a certificate in the form of Exhibit A to this Schedule B relating to the manner of the offer and sale of the Purchased Exchangeable Shares in the United States and/or to U.S. Persons, or will be deemed to have represented and warranted that neither it nor its U.S. Affiliate, as applicable, offered or sold Purchased Exchangeable Shares in the United States or to U.S. Persons.

Representations, Warranties and Covenants of each of BEPC, the Partnership and the Selling Securityholder

Each of BEPC, the Partnership and the Selling Securityholder jointly and severally represent, warrant, covenant and agree to each Underwriter that:

1.	Each of BEPC and the Partnership is a “foreign private issuer” within the meaning of Rule 405 under the U.S. Securities Act.

2.

Except with respect to offers and sales in accordance with this Schedule A to persons that are Qualified Institutional Buyers, none of BEPC, the Partnership and the Selling Securityholder, any of its controlled affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates, or any person acting on their behalf, as to which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Purchased Exchangeable Shares to any person in the United States or to, or for the account or benefit of, a U.S. Person; or (B) any sale of Purchased Exchangeable Shares unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and is not a U.S. Person or (ii) the Selling Securityholder, its affiliates, and any person acting on their behalf (other than the Underwriters, their affiliates, or any person acting on their behalf, as to which no representation is made) reasonably believe that the purchaser is outside the United States and is not a U.S. Person.

3.

None of BEPC, the Partnership and the Selling Securityholder, any of its controlled affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates and any person acting on their behalf, as to which no representation is made), has made or will make any Directed Selling Efforts in the United States or has taken or will take any action that would cause the exclusion from registration afforded by Regulation S or any private resale exemption from registration under the U.S. Securities Act and applicable U.S. state securities laws to be unavailable for offers and sales of the Purchased Exchangeable Shares pursuant to the Underwriting Agreement.

4.

None of BEPC, the Partnership and the Selling Securityholder, any of its controlled affiliates, or any person acting on its or their behalf (other than the Underwriters, their affiliates, and any person acting on their behalf, as to which no representation is made) have (i) engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Purchased Exchangeable Shares in the United States, or (ii) undertaken any activity in a manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act with respect to offers or sales of the Purchased Exchangeable Shares in the United States.

5.

Each of BEPC or the Partnership has not and will not, during the period beginning six months prior to the start of the offering of Purchased Exchangeable Shares and ending six months after the completion of the offering of Purchased Exchangeable Shares sell, offer for sale or solicit any offer to buy any of its securities in the United States in a manner that would be integrated with and would cause any applicable private resale exemption from registration under the U.S. Securities Act and applicable U.S. state securities laws to be unavailable with respect to offers and sales of the Purchased Exchangeable Shares pursuant to this Schedule A.

6.

None of BEPC, the Partnership and the Selling Securityholder, any of its controlled affiliates or any person acting on its or their behalf (other than the Underwriters, their affiliates, and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer or sale of the Purchased Exchangeable Shares.

EXHIBIT A

UNDERWRITERS’ CERTIFICATE

In connection with the private resale in the United States of Class A Exchangeable Subordinate Voting Shares (the “Exchangeable Shares”) of Brookfield Renewable Corporation (“BEPC”), pursuant to an underwriting agreement (the “Underwriting Agreement”) dated October 6, 2020 between BEPC, Brookfield International Limited (the “Selling Securityholder”), Brookfield Renewable Partners L.P. (“the Partnership”) and the underwriters named therein (the “Underwriters”), each of the undersigned severally and not jointly and only with respect to itself does hereby certify as follows:

1.

the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, is duly registered as a broker or dealer under the U.S. Exchange Act and the securities laws of each state in which such offer or sale was made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of, and in good standing with FINRA on the date hereof and on the date of each offer and sale made in the United States or U.S. Persons;

2.

all offers and sales of Exchangeable Shares in the United States or U.S. Persons were made only through the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements;

3.

each offeree of Exchangeable Shares that is in the United States or who is a U.S. Person was provided with a copy of the U.S. Offering Memorandum, and no other written material was used in connection with the offer and sale of the Exchangeable Shares in the United States or to U.S. Persons;

4.

immediately prior to transmitting the U.S. Offering Memorandum to such offerees, the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and any person acting on behalf of the undersigned, had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer, and, on the date hereof, the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, and any person acting on behalf of the undersigned, continues to believe that (i) each person in the United States or U.S. Person and (ii) each person offered Exchangeable Shares in the United States, in each case that is purchasing Exchangeable Shares from the undersigned Underwriter, or the undersigned U.S. Affiliate, if applicable, is a Qualified Institutional Buyer;

5.

no form of General Solicitation or General Advertising or Directed Selling Efforts in the United States were used by the undersigned Underwriter, the undersigned U.S. Affiliate, if applicable, or any person acting on behalf of the undersigned in connection with the offer or sale of the Exchangeable Shares in the United States or to U.S. Persons;

6.

neither the undersigned Underwriter, the undersigned U.S. Affiliate, if applicable, nor any person acting on behalf of the undersigned, has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Exchangeable Shares;

7.

the offering of the Exchangeable Shares in the United States and to U.S. Persons has been conducted by the undersigned Underwriter and through the undersigned U.S. Affiliate, if applicable in accordance with the terms of the Underwriting Agreement, including Schedule A thereto; and

8.	each purchaser of Exchangeable Shares in the United States or who is a U.S. Person has executed a U.S. Purchaser’s Investment Letter in the form of Exhibit “A” to the U.S. Offering Memorandum.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement (including Schedule A thereto) unless otherwise defined herein.